UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2015, Mitel Networks Corporation (the “Registrant” or “Mitel”), in connection with the consummation of the Offer and the Merger (as defined in Item 2.01 below) completed a refinancing of its long-term senior debt by entering into a senior secured credit agreement among Mitel and Mitel U.S. Holdings, Inc. as the borrowers (the “Borrowers”), Bank of America, N.A. as the administrative agent and collateral agent, Bank of America, N.A. (acting through its Canada branch) as the Canadian administrative agent and Canadian collateral agent, and Bank of America, N.A. and Credit Suisse Securities (USA) LLC as joint lead arrangers and joint bookrunners, HSBC Bank Canada, Export Development Canada and Societe Generale as Co-Documentation Agents and the lenders named therein (the “Credit Agreement”). Subject to certain exceptions, all of Mitel’s obligations under the New Credit Facilities (as defined below) are or will be guaranteed by each existing or subsequently acquired or created wholly owned material subsidiary of Mitel, including Mavenir Systems, Inc.’s (“Mavenir”), and are or will be secured on a first priority basis by a perfected first priority security interest in substantially all tangible and intangible assets of Mitel and each of such guarantors and in the equity interests of Mitel’s and such guarantors’ direct material subsidiaries.

The Credit Agreement consists of an undrawn US$50 million revolving credit facility and a fully drawn US$660 million term loan facility (each, a “Credit Facility” and together, the “New Credit Facilities”). Proceeds from the New Credit Facilities were used to finance the acquisition of Mavenir, repay the approximately US$280.2 million outstanding under Mitel’s existing credit facilities and to repay the approximately US$27.3 million outstanding under Mavenir’s existing credit facilities, as well as fees and expenses related to the foregoing.

The undrawn US$50 million revolving Credit Facility bears interest at LIBOR, or a base rate at the option of Mitel, plus an applicable margin which is currently 4.0% and the revolving Credit Facility matures on April 29, 2020. Mitel may also borrow Canadian dollars under the revolving Credit Facility. Such borrowings bear interest at the Canadian prime rate plus an applicable margin, which is currently 3.0%. The US$660 million term loan bears interest at LIBOR (subject to a 1.00% floor), or a base rate at the option of Mitel, plus an applicable margin which is currently 4.0% and the term Credit Facility matures on April 29, 2022. The term Credit Facility requires quarterly principal repayments of 0.25% of the original outstanding principal amount.

Mitel is also required to make annual principal repayments on the term Credit Facility based on a percentage of Excess Cash Flow (as defined in the Credit Agreement). The annual repayments are required to be paid within 100 days of the end of Mitel’s fiscal year (December 31), beginning after the end of fiscal 2016. The Credit Agreement provides that under certain circumstances Mitel will be required to make a prepayment premium payment of 1% over the principal amount in respect of prepayments of the term Credit Facility that are made within the first six months following the loan. Otherwise, the term Credit Facility can be prepaid without premium or penalty.

The Credit Agreement contains customary default clauses, wherein repayment of one or more of the New Credit Facilities may be accelerated in the event of an uncured default. The proceeds from the issuance of debt, and proceeds from the sale of Mitel’s assets, may also be required to be used, in whole or in part, to make mandatory prepayments under the Credit Agreement.

The Credit Agreement contains affirmative and negative covenants, including: (a) periodic financial reporting requirements, (b) a maximum ratio of Consolidated Total Debt (as defined in the Credit Agreement) to the trailing twelve months of Consolidated EBITDA (as defined in the Credit Agreement) (“Leverage Ratio”), (c) limitations on the incurrence of subsidiary indebtedness and also indebtedness of the borrowers themselves, (d) limitations on liens, (e) limitations on investments, (f) limitations on the payment of dividends and (g) limitations on capital expenditures. The maximum Leverage Ratio under the Credit Agreement applies to Mitel for the period ending September 30, 2015 and for all fiscal quarters thereafter as follows:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
September 30, 2015 through September 30, 2016	4.25:1.00
December 31, 2016 through September 30, 2017	3.25:1.00
December 31, 2017 through September 30, 2018	3.00:1.00
December 31, 2018 through September 30, 2019	2.75:1.00
December 31, 2019 and thereafter	2.50:1.00

The lenders and the agents (and their respective subsidiaries or affiliates) under the New Credit Facilities have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Mitel, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Borrowers or their subsidiaries or affiliates, for such services.

The foregoing description of the Credit Agreement governing the New Credit Facilities is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On April 29, 2015, contemporaneously with the execution and delivery of the Credit Agreement governing the New Credit Facilities, the credit agreement dated January 31, 2014 was terminated and all outstanding amounts thereunder were repaid with the net proceeds from the New Credit Facilities. For a full description of the credit agreement that was terminated, see Mitel’s Current Report on Form 8-K filed on January 31, 2014.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported, on February 28, 2015, Mitel entered into a definitive Agreement and Plan of Merger, which agreement was amended on April 10, 2015 and on April 20, 2015 (as amended, the “Merger Agreement”), with Mavenir and Roadster Subsidiary Corporation, an indirect, wholly owned subsidiary of Mitel (“Merger Sub”), pursuant to which Mitel agreed to acquire Mavenir in a cash and stock transaction.

On April 1, 2015, Merger Sub commenced an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value US$0.001, of Mavenir (“Mavenir Common Stock”) in exchange for either:

•	an amount of cash (the “Cash Consideration”) equal to (a) US$11.08 plus (b) the value of 0.675 times the average of the volume weighted average price on the NASDAQ Global Market of a Mitel common share, without par value (“Mitel Common Share”), on each of the ten (10) consecutive trading days ending on and including the second trading day prior to the expiration date of the Offer; or

•	a number of Mitel Common Shares (the “Share Consideration”) equal in value to the Cash Consideration (based on the average of the volume-weighted average price on the NASDAQ Global Market of a Mitel Common Share on each of the ten (10) consecutive trading days ending on and including the second trading day prior to the expiration date of the Offer);

in each case, without interest and less any applicable withholding taxes and subject to automatic adjustment and proration procedures provided in the Merger Agreement.

On April 27, 2015, Mitel announced that the Cash Consideration and the Share Consideration would equal US$17.55 and 1.8320 Mitel Common Shares, respectively, in each case assuming that the Offer expired at 12:00 midnight, New York City time, on April 28, 2015 (one minute after 11:59 p.m., New York City time, on April 28, 2015). Mitel determined the Cash Consideration and the Share Consideration based on the average of the volume weighted average price on the NASDAQ Global Market of a Mitel common share on each of the ten (10) consecutive trading days ending on and including the second trading day prior to April 28, 2015, or US$9.5796. The amount of cash and/or Mitel Common Shares that each Mavenir stockholder will receive will depend upon the automatic adjustment and proration procedures provided in the Merger Agreement.

On April 29, 2015, Mitel announced the completion of the Offer, which expired at 12:00 Midnight, New York City time, on April 28, 2015 (one minute after 11:59 p.m., New York City time, on April 28, 2015). According to Computershare Trust Company N.A., the exchange agent for the Offer, as of the expiration of the Offer, approximately 24,266,280 shares of Mavenir Common Stock were validly tendered and not withdrawn in the Offer, representing approximately 83% of the issued and outstanding shares of Mavenir Common Stock. On April 29, 2015, Mitel also announced that Merger Sub had accepted for payment all of the tendered shares of Mavenir Common Stock.

In addition, on April 29, 2015, pursuant to the terms of the Merger Agreement, Merger Sub exercised its option (the “Top-Up Option”) to purchase from Mavenir an aggregate number of additional shares of Mavenir Common Stock such that, when added to the number of shares of Mavenir Common Stock acquired by Merger Sub in the Offer at the time of the exercise of such option, Mitel and Merger Sub owned at least one share more than 90% of the shares of Mavenir Common Stock outstanding on a fully-diluted basis. Pursuant to the exercise of the Top-Up Option, Merger Sub purchased from Mavenir a total of 51,861,751 newly issued shares of Mavenir Common Stock (the “Top-Up Option Shares”) for an aggregate purchase price equal to the number of Top-Up Option Shares multiplied by the Cash Consideration. Such Top-Up Option Shares, combined with the shares of Mavenir Common Stock already owned by Mitel and Merger Sub, represented 90% of the then outstanding shares of Mavenir Common Stock outstanding on a fully-diluted basis.

Pursuant to the terms of the Merger Agreement, following consummation of the Offer and the exercise of the Top-Up Option, Merger Sub merged with and into Mavenir with Mavenir surviving as an indirect, wholly owned subsidiary of Mitel (the “Merger”), without the need for a meeting of holders of shares of Mavenir Common Stock. At the effective time of the Merger on April 29, 2015, each outstanding share of Mavenir Common Stock not tendered and accepted pursuant to the Offer (other than shares of Mavenir Common Stock owned directly or indirectly by Mavenir, Mitel or Merger Sub, or any of their respective subsidiaries, or shares of Mavenir Common Stock as to which appraisal rights have been perfected in accordance with applicable law), were cancelled and converted into the right to receive the same consideration for such share as a No Election Share (as defined in the Merger Agreement). In addition, upon consummation of the Merger: (i) each of Mavenir’s vested and in-the-money outstanding options was cancelled and converted into the right to receive an amount in cash equal to the excess of the Cash Consideration over the exercise price of such option, without interest and less any applicable withholding taxes, and (ii) all other Mavenir options were converted into options to acquire Mitel Common Shares on substantially equivalent terms and subject in the case of unvested options to the same vesting schedules.

Based on preliminary election results, Mavenir stockholders that elected to receive Cash Consideration are expected to be prorated and receive a combination of cash and Mitel Common Shares for each of their shares of Mavenir Common Stock. Mavenir stockholders that elected to receive Share Consideration or that did not make an election or tender their shares in the Offer are not expected to be prorated and are expected to receive 1.8320 Mitel Common Shares for each of their shares of Mavenir Common Stock. No fractional Mitel Common Shares will be issued, and Mavenir stockholders will receive cash in lieu of fractional shares. A press release announcing the final results of the election will be issued once the proration calculations have been finally determined. Any questions regarding the calculation of the Cash Consideration, the Share Consideration and proration should be made to Georgeson Inc., toll-free at 1-866-628-6021.

Mitel funded the Offer and the Merger through cash on hand and borrowings under the New Credit Facilities, described in Item 1.01 herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The consolidated balance sheets of Mavenir Systems, Inc. as of December 31, 2014 and 2013 and related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2014, and the notes related thereto, and the related report of BDO USA LLP, independent registered public accounting firm to Mavenir Systems, Inc. are filed as Exhibit 99.1 hereto.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014, unaudited pro forma condensed combined balance sheet as at December 31, 2014, and the notes related thereto are filed as Exhibit 99.2 hereto.

(c)	Exhibits

10.1	Credit Agreement, dated April 29, 2015, among Mitel Networks Corporation and Mitel U.S. Holdings, Inc. as the borrowers, Bank of America, N.A. as the administrative agent and collateral agent, Bank of America, N.A. (acting through its Canada branch) as the Canadian administrative agent and Canadian collateral agent, and Bank of America, N.A. and Credit Suisse Securities (USA) LLC as joint lead arrangers and joint bookrunners, HSBC Bank Canada, Export Development Canada and Societe Generale as Co-Documentation Agents and the lenders named therein

23.1	Consent of BDO (USA) LLP, independent registered public accounting firm to Mavenir Systems, Inc.

99.1	The consolidated balance sheets of Mavenir Systems, Inc. as of December 31, 2014 and 2013 and related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2014, and the notes related thereto, and the related report of BDO USA LLP, independent registered public accounting firm to Mavenir Systems, Inc. (incorporated by reference to Mavenir Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 3, 2015)

99.2	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014, unaudited pro forma condensed combined balance sheet as at December 31, 2014, and the notes related thereto (incorporated by reference to the Mitel Networks Corporation’s offer to exchange, dated April 28, 2015, filed pursuant to Rule 424(b)(3) on April 29, 2015)

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Mavenir and the ability to recognize the anticipated benefits from the acquisition of Mavenir; the anticipated size of the markets and continued demand for Mitel and Mavenir products and the impact of competitive products and pricing that could result from the announcement of the acquisition of Mavenir; the effects of proration on the consideration to be received in the exchange offer and the merger; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future since its acquisition of Aastra; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to implement and achieve its business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015, and in Mavenir’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 3, 2015. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel does not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary